UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 16, 2026

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on August 27, 2026, Tenon Medical, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investor (the “Investor”). On October 16, 2026, the Company and the Investor entered into a waiver (the “Investor Waiver”), pursuant to which the Investor irrevocably waived the restrictions of Section 4.12 of the Purchase Agreement, including Sections 4.12(a) and 4.12(b) thereof, solely to the extent necessary to permit the Company to (i) file one or more prospectus supplements increasing the amount of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that it may offer and sell in its “at-the-market” offering pursuant to the Sales Agreement, dated as of August 11, 2026, between the Company and A.G.P./Alliance Global Partners (the “Sales Agreement”), and (ii) enter into any amendment to the Sales Agreement related to such increase. The Investor also waived any right to injunctive relief or damages under Section 4.12 of the Purchase Agreement with respect thereto.

As consideration for the Investor Waiver, the Company issued to the Investor a Series B common stock purchase warrant (the “New Warrant”) to purchase up to 125,000 shares of Common Stock (the “New Warrant Shares”), which has an exercise price of $5.02 per share and expiration date of September 14, 2031, and is subject to beneficial ownership limitations set form in the New Warrant. In addition, the Company and the Investor agreed to extend the period during which the restrictions set forth in Section 4.12(a) of the Purchase Agreement apply by fifteen (15) days, such that such restrictions apply until seventy-five (75) days following the Effective Date (as defined in the Purchase Agreement). Except as set forth in the Investor Waiver, all of the terms of the Purchase Agreement remain in full force and effect, including the restriction in Section 4.12 of the Purchase Agreement on sales under the at-the-market offering.

Pursuant to the Investor Waiver, the Company agreed to file, as soon as reasonably practicable (and in any event within 60 calendar days of the date of the Investor Waiver), a registration statement on Form S-3 (or other appropriate form) registering the resale by the Investor of the New Warrant Shares, to use commercially reasonable efforts to cause such registration statement to become effective within 90 calendar days following the date of the Investor Waiver (or within 120 calendar days in the case of a “full review” by the Securities and Exchange Commission), and to keep such registration statement effective at all times until no holder of the New Warrant owns any New Warrant or New Warrant Shares.

Also on October 16, 2026, WallachBeth Capital LLC (the “Placement Agent”) waived its rights to prohibit the increase of amount of shares of Common Stock saleable under the Sales Agreement and entered into a respective waiver with the Company (the “Placement Agent Waiver”).

The foregoing descriptions of the Investor Waiver, the New Warrant and the Placement Agent Waiver do not purport to be complete and are qualified in their entirety by reference to the full text of the Investor Waiver, the New Warrant and the Placement Agent Waiver, which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The New Warrant was issued, and the New Warrant Shares will be issued upon exercise of the New Warrant, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Form of Series B Common Stock Purchase Warrant, dated October 16, 2026.
10.1*	Waiver, dated October 16, 2026, by and between Tenon Medical, Inc. and the investor named therein.
10.2	Waiver, dated October 16, 2026, by and between Tenon Medical, Inc. and WallachBeth Capital LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2026	TENON MEDICAL, INC.
(Registrant)

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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